CERTIFICATE OF AMENDMENT
TO
THE ARTICLES OF INCORPORATION

The undersigned President and Secretary if
 DIMENSION HOUSE, INC., a Nevada corporation
, pursuant to the provisions of Section 78.385 and 78.390, of the Nevada Revised Statues, for the purpose of amending the Articles of Incorporation of the said Corporation, do certify as follows:

That the Board of Directors of the said corporation, at a meeting duly convened and held on the 15th day of October, 1999, adopted resolutions to amend the Articles of Incorporation, ad follows:

ARTICLE I shall be amended as follows:

ARTICLE I - NAME

The name of the Corporation shall be PRESIDENTS
TELECOM, INC.

The foregoing amendment to the Articles of Incorporation were duly adopted by the written consent of the shareholders of the Corporation, pursuant to Section 78.320 of the Nevada
 Revised Statue, on October 15th, 1999.

The number of shares of Common Stock of the Corporation outstanding and entitled to vote on the forgoing amendment to the Articles of Incorporation on October 15th, 1999 were
10,000,000 shares and the said amendments were approved and consented to by 8,000,000 shares, being voted on person or by proxy, which represented more that a 50% majority of the issued and outstanding shares of the Common Stock of the Corporation.

The undersigned President and Secretary of the Corporation hereby declare that the forgoing Certificate of Amendment to the Articles of Incorporation is true and correct to the best of their knowledge and belief.

In witness whereof, this certificate has been executed by the undersigned on October 15th, 1999.

Antal Markus, Secretary
Alexander Anderson, President

KENNETH SHERK
NOTARY PUBLIC
STE. 300 1497 MARINE DRIVE
WEST VANCOUVER, B.C.
V7T 1B8




CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
BALCOR INTERNATIONAL

The undersigned, being the President and the Secretary if Balcor International, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on 10 December 1998, it was voted and adopted a resolution to amend the original Articles of Incorporation as follows:

The undersigned further certify that ARTICLES ONE and FOUR of the original Articles of Incorporation filed on the 4th day of May 1987 herein is amended to read as follows:

ARTICLE ONE, NAME is amended to read:

The name of the Corporation shall be:

"Dimension House, Inc."

ARTICLE FOUR, CAPITAL STOCK is amended to read:

The total number of authorized capital stock is increased to One Hundred Million (100,000,000) shares at $.0001 par value per shares shall be authorized. Sad share at $.0001 per value may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors.

The Corporation declare a 8 shares for each 1 share forward stock split to be effective January 1, 1999.

The undersigned hereby certify that they have on this 10th
December 1998 executed this Certificate Amending that original
 Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

M. Zapara, President
Vivienne Furlong, Secretary



CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATIO
OF
BALCOR INTERNATIONAL

The undersigned, being the Chairman and Secretary of Balcor International, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on 5th May 1994, it was agreed by unanimous vote that this CERTIFICATE AMENDING
 ARTICLES OF INCORPORATION be files.

The undersigned further certify that ARTICLES FOUR of the original
 Articles of Incorporation filed in the 4thg day of May 1987 herein is amended to read as follows:

RESOLVED that Article Fourth is hereby amended to read as follows:

The total number of authorized capital stock is increased to Twenty
 Five million (25,000,000) shares at $.0001 par value per share shall be authorized. Said shares at $.0001 par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

RESOLVED, that the Corporation declare a 500 to 1 forward stock split to be effective May 31, 1994.

The undersigned hereby certify that they have on this 5th may 1994 executed this Certificate Amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

M. Zapaara, Chairman/President

Maria Contreras, Secretary




CERTIFICATE AMENDING ARTICLES OF INCORPORATION
OF
ENERGY REALTY CORP.

The undersigned, being the Chairman and the Secretary of Energy Reality Corp., a Nevada corporation, hereby certify that by majority vote of the Board of Directors and majority vote of stockholders at a meeting held on July 29, 1992, it was agreed by unanimous vote that this CERTIFICATE AMENDING
 ARTICLES OF INCORPORATION be filed.

The undersigned further certify that the original Articles of Incorporation of ENERGY REALTY CORP., were filed with the
 Secretary of State of Nevada of the 4th day of May 1987, and a certified copy of said Articles were filed with the Carson City Clerk. The undersigned further certify that ARTICLES FIRST of the original Articles of Incorporation filed on the 4th day of May 1987 herein is amended to read as follows:

ARTICLES FIRST
The name of the corporation shall  be:

Balcor International

The undersigned hereby certify that they have on this 29th
 day of July 1993 executed this Certificate Amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

Allen Michaels, Chairman - President

Nicki Lyons, Secretary

State of California
County of Orange

On this 30th day of July 1992 before me the undersigned a Notary Public in and for the County of Orange state of California personally appeared Nicki Lyons known to me to be the person who name(s) are subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that the executed the same

Lie Ann Chow
NOTARY PUBLIC in and for
Said State and County.







ARTICLES OF INCORPORATION
OF
ENEGRY REALTY CORP.

FIRST.     The name of the corporation is:
                 ENERGY REALTY CORP.

SECOND.   Its principle office in the State of Nevada is
located at 1000 East William Street, Suite 100, Carson
City, Nevada 89701, that this corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation and that this Corporation may conduct all Corporation business of every kind and nature, including the holdings of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD.   The objects for which this Corporation is
formed are: To engage in any lawful activity, including, but not limited to the following:

a. Shall have such rights, privileges and powers as may be conferred upon corporation by existing law.

b. May at any time exercise such rights, privileges, and powers when not inconsistent with the purpose and objects for which this corporation is organized.


c. Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

d. Shall have power to sue and be sued in any court of law of equity.

e.  Shall have the power to make contract.

f. Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the
 State of Nevada, or in any other state, territory or country.

g. Shall have the power to appoint such officers and agents as the affairs of the corporation shall require and to allow them suitable compensation,

h. Shall have power to make by-laws not inconsistent with the constitution or laws of the Unites State, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of its stockholders.

i. Shall have power to wind up and dissolve itself, or be wound up or dissolved.

j. Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure, The use of a seal or stamp by the corporation on any corporate documents in not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

k. Shall have power to borrow money and contract debts when necessary for the transaction of its business or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specific time or times, or payable upon the happening of a specified event or events. Whether secured by mortgage, pledge, or otherwise or unsecured for the money borrowed or in payment for property purchased or acquired or for any other lawful object.

l. Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government and while owners of such stock, bonds, securities, or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership including the right to vote, if any.

m. Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property or fund.

n. Shall have power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possession and dependencies of the United States, the District of
Columbia, and any foreign countries.

o. Shall have power to so all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and , in general, to carry on any lawful business necessary or incidental to its attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificates of articles of incorporation of the corporation, or any amendment thereof.

p. Shall have power to make donations for the public welfare of for charitable, scientific, or educational purposes.

q. Shall have power to enter into partnerships, general or limited or joint ventures connection with any lawful activities.

FOURTH. That the total number of voting common stock authorized that may issued by the Corporation is TWENTY-FIVE HUNDRED (2,500)
 share of stock without nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the Corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

FIFTH. The governing board of this corporation shall be knows as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the
 By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are unissued or owned beneficially and of record by either one or two stockholders, the number of directors may be less then three (3) but not less then the number of stockholders.

The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

Name                              Post office address
Dorothy J. Laughlin       1000 East William Street, Suite 100
                          Carson City, Nevada 89701

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name                             Post office address
Dorothy J. Laughlin       1000 East William Street, Suite 100
                          Carson City. Nevada 89701

EIGHTH.  The resident agent for this corporation shall be:

Laughlin Associates, Inc.

The address of said agent, and, the principal or statutory address of this corporation in the state of Nevada shall be:

1000 East William Street, Suite 100
Carson City, Nevada 89701

NINTH.  The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the by-laws, if any, adopted by the shareholders to make, alter or amend the by-laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board to designate one (1) or more committees, each committee to consist of one or more directors of the Corporation, which, to extent provided on the resolution, or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management in the business and affairs of the Corporation. Such committee, or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the stockholders holding stock entitling them to exercise at least a majority of the voting power given at Stockholders meeting called for that purpose or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH.  No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether not or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the
 Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TWELFTH.  No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach on fiduciary duty as a director or an officer involving any act or omission of any such director or officer; provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or an officer (1) for acts or omissions which involve intentional dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statue, or by the Articles of Incorporation and all rights conferred upon Stockholders herein are granted subject to this reservation,

I, THE UNDERSIGNED, being the Incorporator hereinbefore names for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and files these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of April 1987.

Dorothy J. Laughlin

State of Nevada
County of Carson

On this 30th day of April 1987, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for the County of Carson, State of Nevada, personally appeared Dorothy J. Laughlin known to me to be the person whose name is subscribed to the foregoing document and acknowledge to me that he/she executed the same.

Leslie Shari Costanzo
NOTARY PUBLIC